ENERGY CONVERSION DEVICES REPORTS SECOND QUARTER 2008 RESULTS

•	Consolidated Revenues Increase 20 Percent on Strong UNI-SOLAR® Sales
•	Solar Production Increases Nearly 50 Percent
•	Company Reaffirms Sustainable Profitability in Fiscal Q4

Rochester Hills, Mich., Feb. 7, 2008 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of solar thin-film laminate products, today reported financial results for the second quarter of fiscal 2008, ended December 31, 2007.

Revenues in the second quarter of fiscal 2008 were $56.4 million, up 20 percent from first quarter revenues of $47.0 million and up 146 percent from $22.9 million in the second quarter of fiscal 2007. Revenues from the company’s solar business were $51.7 million, or 92 percent of total revenues. Second quarter solar revenues represented a 23 percent sequential increase and a 169 percent increase over the prior-year quarter. Gross margins in the solar business were 19.2 percent.

ECD reported a net loss for the quarter of $5.4 million, or $0.14 per share, compared to a net loss of $7.6 million, or $0.19 per share, in the first quarter of fiscal 2008, and a net loss of $2.9 million, or $0.07 per share, in the year-ago period. Second quarter results included $2.5 million, or $0.06 per share, of restructuring charges principally for severance and other costs associated with corporate staff reductions and management transition. Results in the quarter were also impacted by approximately $2.3 million, or $0.06 per share, of preproduction costs.

For the first six months of fiscal 2008, total revenues were $103.5 million compared with $50.1 million for the first six months of fiscal 2007, an increase of 106 percent. Revenues from the solar business totaled $93.6 million in the first six months of fiscal 2008, a 118 percent increase compared with $43.0 million last year.

For the six-month period, the company reported a net loss of $13.0 million, or $0.33 per share, compared with the previous year’s net loss of $5.2 million, or $0.13 per share. Restructuring costs for the first six months of fiscal 2008 amounted to $5.1 million, or $0.13 per share. Preproduction costs for the period were $4.8 million, or $0.12 per share.

Mark Morelli, ECD’s president and CEO, commented, “We are excited with the progress we are making in growing revenues and reinventing the company around operational excellence. During the quarter, our production of thin-film solar laminates expanded by 50 percent over the first quarter, and tripled over last year’s second quarter. At the same time, our sales pipeline continues to run ahead of production capacity as new and repeat customers in key markets around the world have come to recognize the significant advantages and attractive return on

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investment of our UNI-SOLAR laminates. As a result, we remain confident that we will reach sustainable profitability by the fiscal fourth quarter.”

The company’s manufacturing ramp continues on schedule, and United Solar Ovonic produced 15.4 MW in the quarter and 25.8 MW for the first half of the fiscal year. No polysilicon is required for the manufacturing of UNI-SOLAR laminates; therefore, production is not affected by polysilicon supply. Nameplate capacity currently stands at 118 MW.

Sanjeev Kumar, ECD’s CFO, said, “United Solar’s gross margin of 19.2 percent for the quarter exceeded our forecast of 15 to 16 percent due to improved production ramp and operational efficiencies. We continue to see excellent top-line momentum going forward, which will begin to appear below the line in the coming quarters as we complete our restructuring and management transition.”

“As a result of our significant cost reductions in R&D, Ovonic Materials has reached breakeven, and we expect it to remain so going forward. Second quarter, consolidated SG&A costs increased about $6 million from the second quarter last year as a result of investments we are making in the right staff and expertise to grow our solar business. The key takeaway is that these costs are increasing at a much slower rate than our overall sales and productivity. These line items now constitute about 23% of revenues and will continue to decline as a percentage of revenues over time as we successfully scale our operations,” Kumar added.

Key Developments

•

A multiple-year supply agreement to sell up to 21.15 MW of UNI-SOLAR laminates to Enfinity Management, one of Europe’s largest investors in solar PV installations. Enfinity will use the UNI-SOLAR products for rooftop installations in Europe.

•

An agreement with SunEdison, North America’s largest solar energy service provider, to provide up to 17 MW of UNI-SOLAR laminates for use on large-scale rooftop installations on industrial and commercial buildings, principally in the US.

•

The hiring of key senior management, including Marcelino Susas, Vice President, Strategic Marketing; Corby Whitaker, Vice President, Global Sales; Joseph Conroy, Vice President, Operations; and Tom Schultz, Vice President, Human Resources – United Solar Ovonic Operations.

•	The signing of several sales agreements in South Korea, one of the world’s fastest growing solar markets, including a take-or-pay commitment from AirTec for 25 MW in calendar 2008 and 2009.
•	The completion of a $55 million credit facility. In addition, the company had approximately $155 million in cash and cash equivalents at the end of the quarter.

Narrowing Full-Year Revenue Guidance; Reiterating Sustainable Profitability in Fiscal Q4

The company narrowed its prior revenue guidance provided at the end of the fiscal first quarter. Fiscal year 2008 consolidated revenues are now expected to be $235 to $245 million versus prior guidance of $220 to $245 million. Fiscal year United Solar product sales are expected to be $215 to $225 million versus prior guidance of $205 to $225 million. Anticipated full-year

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preproduction costs are in the range of $8 to $9 million. Restructuring costs for fiscal year 2008 are expected to be $7.0 to $8.0 million versus prior guidance of $3 to $5 million due to additional staff reductions and other cost-saving initiatives. The company is reiterating its expectation that it will reach sustainable profitability in the fiscal fourth quarter.

For the fiscal third quarter ending March 31, 2008, total consolidated revenues are expected to be between $65 to $70 million, of which solar product sales are expected to be $60 to $65 million. Gross margins on solar product sales for the fiscal third quarter are expected to be approximately 21 to 23 percent, reflecting further improvement in operational performance and the ramp up of the company’s first Greenville manufacturing facility. Restructuring costs for the third quarter are expected to be in the range of $2.0 to $3.0 million. The company anticipates preproduction costs of approximately $1.5 to $2.5 million in the quarter.

Additionally, the company is increasing its guidance on United Solar gross margins for the fiscal fourth quarter to approximately 23 to 25 percent.

Conference Call / Webcast Details

Management of Energy Conversion Devices will host a conference call today at 10:00 a.m. EST to review the financial results. The dial-in number for the live audio call is 877-858-2512 or 706-634-1291 (international) with conference ID number 32008676. The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Conference Calls – section of the company’s website at www.ovonic.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., February 8, 2008, and can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international), with conference ID number 32008676. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices, Inc. (NASDAQ: ENER) manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. Distributed globally under the UNI-SOLAR® brand, the company’s products are ideally suited for cost-effective solutions for roofing applications because they are lightweight, durable, flexible, can be integrated directly with building materials, and generate more energy in real-world conditions. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster and less expensive, ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD, as of the date of this release, believes to be reasonable and appropriate. ECD cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Investor Contacts:	Media Contacts:
Gerrard Lobo	Brad Wilks / Mac McNeer
The Ruth Group	Sard Verbinnen & Co.
(646) 536-7023	(312) 895-4700

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
	(in thousands, except per-share amounts)
Revenues
Product sales	$51,558	$18,667	$94,025	$41,525
Royalties	1,492	964	2,507	1,627
Revenue from product development agreements	2,921	2,758	5,799	5,863
Revenue from license agreements	238	238	751	496
Other	240	320	409	618
Total revenues	56,449	22,947	103,491	50,129
Expenses
Cost of product sales	41,745	16,325	76,813	34,335
Cost of revenues from product development agreements	1,819	1,700	3,528	3,713
Product development and research	2,583	4,926	6,045	9,667
Preproduction costs	2,279	750	4,824	1,104
Operating, general and administrative (net) (including patents)	12,925	7,122	24,621	16,529
Restructuring charges	2,555	—	5,070	—
Total expenses	63,906	30,823	120,901	65,348
Loss from operations	(7,457)	(7,876)	(17,410)	(15,219)
Total other income	2,082	4,963	4,475	10,004
Net loss before income taxes	(5,375)	(2,913)	(12,935)	(5,215)
Income taxes	51	—	58	—
Net loss	$(5,426)	$(2,913)	$(12,993)	$(5,215)
Basic net loss per share	$(.14)	$(.07)	$(.33)	$(.13)
Diluted net loss per share	$(.14)	$(.07)	$(.33)	$(.13)
Shares used in calculation of net loss per share
Basic	40,035	39,302	39,950	39,186
Diluted	40,035	39,302	39,950	39,186

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Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), ECD uses the following measures as defined by the Securities and Exchange Commission as non-GAAP measures:

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
	(In Thousands)
Net Loss	$(5,426)	$(2,913)	$(12,993)	$(5,215)
Add:
– Preproduction Costs	2,279	750	4,824	1,104
– Restructuring Charges	2,555	—	5,070	—
Net Loss as adjusted (non-GAAP)	$(592)	$(2,163)	$(3,099)	$(4,111)
Net Loss (basic and fully diluted) per share as reported	$(.14)	$(.07)	$(.33)	$(.13)
Net Loss (basic and fully diluted) per share as adjusted (non-GAAP)	$(.01)	$(.06)	$(.08)	$(.10)

ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,2007	June 30, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$90,764	$80,770
Restricted investment	5,614	—
Short-term investments	59,042	125,004
Accounts receivable (net)	34,603	36,498
Inventories	30,932	38,692
Assets held for sale	1,539	1,524
Property, plant and equipment (net)	364,935	311,369
Other	8,654	6,822
TOTAL ASSETS	$596,083	$600,679
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other liabilities	$44,618	$42,940
Long-term liabilities	31,859	32,232
TOTAL LIABILITIES	76,477	75,172
STOCKHOLDERS’ EQUITY	519,606	525,507
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$596,083	$600,679

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

(In Thousands)

	Six Months Ended December 31,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(12,993)	$(5,215)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,640	4,583
Bad debt and other expenses	866	(83)
Obsolescence charge	1,374	46
Restructuring charge	979	—
Stock and stock options issued for services rendered	866	1,084
Other	(6)	(154)
Changes in working capital	6,773	8,463
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,499	8,724
INVESTING ACTIVITIES:
Increase in restricted investment	(5,614)	—
Purchases of property, plant and equipment (including construction in progress) (net)	(62,270)	(70,261)
Purchase (proceeds from sale) of investments	65,640	(90,790)
NET CASH USED IN INVESTING ACTIVITIES	(2,244)	(161,051)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,639	8,006
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	100	21
NET CASH FLOW	9,994	(144,300)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	80,770	164,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,764	$20,662

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES

SEGMENT REVENUE AND OPERATING INCOME/(LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2007	2006	2007	2006
	Revenues		Income (Loss) from Operations
United Solar Ovonic	$51,720	$19,194	$2,084	$864
Ovonic Materials	4,570	3,580	399	(2,864)
Corporate Activities	376	356	(9,974)	(5,339)
Consolidating Entries	(217)	(183)	34	(537)
Consolidated	$56,449	$22,947	$(7,457)	$(7,876)

	Six Months Ended December 31,
	2007	2006	2007	2006
	Revenues		Income (Loss) from Operations
United Solar Ovonic	$93,607	$43,054	$1,616	$2,351
Ovonic Materials	9,662	6,821	(301)	(6,772)
Corporate Activities	545	599	(18,807)	(9,731)
Consolidating Entries	(323)	(345)	82	(1,067)
Consolidated	$103,491	$50,129	$(17,410)	$(15,219)

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Segment Operations – United Solar Ovonic (In Thousands) Quarterly Periods Ended
	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
PV Product Sales	$(5,426	$17,445	$89,596	$39,572
Megawatts Produced	15.4	6.8	25.8	12.9
Megawatts Shipped	16.9	5.3	30.0	11.8
Cost of Product Sales	$40,203	$15,029	$72,826	$31,995
Gross Margin	$9,523	$2,416	$16,770	$7,577
Gross Margin %	19.2%	13.8%	18.7%	19.1%
Other Revenues:
Research and Development	$1,994	$1,748	$4,011	$3,478
Other Operating Revenues	—	$1	$—	$4
Other Revenues Total	$1,994	$1,749	$4,011	$3,482
Total Revenues	$51,720	$19,194	$93,607	$43,054
Other Expenses:
Research and Development	$2,096	$1,451	$4,371	$2,849
Preproduction	$2,279	$750	$4,824	$1,104
Operating, Selling, General and Administrative Expenses	$5,058	$1,100	$9,970	$4,755
Total Other Expenses	$9,433	$3,301	$19,165	$8,708
Income from Operations	$2,084	$864	$1,616	$2,351

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Segment Operations – Ovonic Materials (In Thousands) Quarterly Periods Ended
	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
Product Sales	$1,831	$1,222	$4,446	$1,953
Cost of Product Sales	$1,594	$925	$4,163	$1,576
Other Revenues:
Royalties	$1,492	$964	$2,507	$1,628
Research and Development	$928	$1,014	$1,788	$2,402
Licenses	$238	$238	$751	$496
Other Operating Revenues	$81	$142	$170	$342
Other Revenues Total	$2,739	$2,358	$5,216	$4,868
Total Revenues	$4,570	$3,580	$9,662	$6,821
Other Expenses:
Research and Development	$2,289	$5,180	$5,203	$10,549
Operating, General and Administrative Expenses	$288	$339	$597	$1,468
Total Other Expenses	$2,577	$5,519	$5,800	$12,017
Income (Loss) from Operations	$399	$(2,864)	$(301)	$(6,772)

Segment Operations – Corporate Activities (In Thousands) Quarterly Periods Ended
	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
Other Operating Revenues	$376	$356	$545	$599
Other Expenses:
Restructuring	$2,555	$ ─	$5,070	$ ─
Operating, General and Administrative Expenses	$7,795	$5,695	$14,282	$10,330
Total Expenses	$10,350	$5,695	$19,352	$10,330
Loss from Operations	$(9,974)	$(5,339)	$(18,807)	$(9,731)